EXHIBIT 21
WEYERHAEUSER COMPANY AND SUBSIDIARIES

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
Weyerhaeuser NR Company	Washington	100
Jasmine Forests, LLC	Delaware	100
Jewel Forests, LLC	Delaware	100
North Pacific Paper Corporation	Delaware	50
Norpac Resources LLC	Delaware	100
ver Bes' Insurance Company	Vermont	100
Weyerhaeuser Asset Management LLC	Delaware	100
Weyerhaeuser Biofuels LLC	Washington	100
Catchlight Energy LLC	Delaware	50
Weyerhaeuser Employment Services Company	Washington	100
Weyerhaeuser EU Holdings, Inc.	Delaware	100
Weyerhaeuser Poland sp. z o.o.	Poland	100
Weyerhaeuser Solutions, Inc.	Washington	100
Weyerhaeuser Solutions Do Brasil Servicos De Consultoria Ltda.	Brazil	100
Weyerhaeuser Solutions Brazil LLC	Washington	100
Weyerhaeuser Solutions China LLC	Washington	100
Weyerhaeuser Global Finance Company	Oregon	100
Weyerhaeuser International, Inc.	Washington	100
Weyerhaeuser (Asia) Limited	Hong Kong	100
Weyerhaeuser Brasil Participações Ltda.	Brazil	100
Bahia Produtos de Madeira S.A.	Brazil	66 2/3
Weyerhaeuser China, Ltd.	Washington	100
Weyerhaeuser Company Limited	Canada	100
317298 Saskatchewan Ltd.	Saskatchewan	100
Weyerhaeuser (Annacis) Limited	British Columbia	100
Weyerhaeuser (Barbados) SRL	Barbados	100
Weyerhaeuser (St. Michael) SRL	Barbados	100
Weyerhaeuser (Carlisle) Ltd.	Barbados	100
Camarin Limited	Barbados	100
Weyerhaeuser Services Limited	British Columbia	100
Weyerhaeuser International Holdings Limited	British Virgin Islands	100
Colonvade S.A.	Uruguay	100
Vandora S.A.	Uruguay	100
Weyerhaeuser Productos, S.A.	Uruguay	100
Weyerhaeuser Holdings Limited	British Columbia	100
Weyerhaeuser (Hong Kong) Limited	Hong Kong	100
Weyerhaeuser Forestry Consultancy (Shanghai) Co., Ltd.	China	100
Weyerhaeuser Forestry (Hong Kong) Limited	Hong Kong	100
Weyerhaeuser Forestry (Xiamen) Co., Ltd.	China	100
Weyerhaeuser Japan Ltd.	Japan	100

Weyerhaeuser Japan Ltd.	Delaware	100
Weyerhaeuser Korea Ltd.	Korea	100
Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100
Nelson Forest Products Company	New Zealand	100
Weyerhaeuser Products Limited	United Kingdom	100
Weyerhaeuser Taiwan Ltd.	Delaware	100
Weyerhaeuser Real Estate Company	Washington	100
Maracay Homes, LLC	Arizona	100
Maracay 56, LLC	Arizona	100
Maracay 63rd, LLC	Arizona	100
Maracay 91, LLC	Arizona	100
Maracay 118, LLC	Arizona	100
Maracay 2012, LLC	Arizona	100
Maracay Ashler Hills, LLC	Arizona	100
Maracay Bethany Estates, LLC	Arizona	100
Maracay Bethany Estates II, LLC	Arizona	100
Maracay Bridges, LLC	Arizona	100
Maracay Brooks, LLC	Arizona	100
Maracay Construction, LLC	Arizona	100
Maracay Cooper Ranch, LLC	Arizona	100
Maracay Cotton Commons, LLC	Arizona	100
Maracay Desert Parks, LLC	Arizona	100
Maracay Dobbins, LLC	Arizona	100
Maracay Landmark, LLC	Arizona	100
Maracay Ocotillo Landing, LLC	Arizona	100
Maracay Palm Valley, LLC	Arizona	100
Maracay Parks, LLC	Arizona	100
Maracay Preserve, LLC	Arizona	100
Maracay Rancho, LLC	Arizona	100
Maracay Rancho Sahuarita, LLC	Arizona	100
Maracay Realty, LLC	Arizona	100
Maracay Rio Rancho, LLC	Arizona	100
Maracay San Tan, LLC	Arizona	100
Maracay Sienna Manor, LLC	Arizona	100
Maracay Sienna Vista, LLC	Arizona	100
Maracay Sonoran Foothills, LLC	Arizona	100
Maracay Sonoran Mountain, LLC	Arizona	100
Maracay Stonefield, LLC	Arizona	100
Maracay Thunderbird, LLC	Arizona	100
Maracay Trails, LLC	Arizona	100
Maracay Villas Boulders, LLC	Arizona	100
Maracay Vistancia, LLC	Arizona	100
Maracay Vistancia II, LLC	Arizona	100
Maracay VR, LLC	Arizona	100
Maracay WH, LLC	Arizona	100
Maracay White Tanks, LLC	Arizona	100

MH Financial Services, LLC	Arizona	100
Pardee Homes	California	100
Las Positas Land Co.	California	100
Marmont Realty Company	California	100
Pardee Homes of Nevada	Nevada	100
Pardee Coyote Holdings I, LLC	Nevada	100
The Quadrant Corporation	Washington	100
Trendmaker Homes, Inc.	Texas	100
Texas Casual Cottages, LLC	Texas	100
Trendmaker Clear Lake, LLC	Texas	100
Weyerhaeuser Realty Investors, Inc.	Washington	100
Winchester Homes, Inc.	Delaware	100
Cabin Branch Commons, LLC	Maryland	100
WRECO Linear, LLC	Washington	100
Weyerhaeuser Real Estate Development Company	Washington	100
WREDCO I LLC	Delaware	100
WREDCO II LLC	Delaware	100
Weyerhaeuser Sales Europe, Inc.	Delaware	100
Weyerhaeuser SC Company	Washington	100
WFS II LLC	Delaware	100
Weyerhaeuser Financial Investments, Inc.	Nevada	100
WY Carolina Holdings, LLC	Delaware	100
WY Georgia Holdings 2004 LLC	Delaware	100
WY Tennessee Holdings, LLC	Delaware	100
Weyerhaeuser Uruguay S.A.	Uruguay	100